SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2005

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Second Amendment to Asset Purchase Agreement

On March 15, 2005, we closed the purchase of certain telecommunications equipment (including two Sonus Network switches), pursuant to an Asset Purchase Agreement with MRS Partners LLC dated January 5, 2004, as previously amended.  At the same time, we entered into a Second Amendment to the Asset Purchase Agreement, which principally changed the closing consideration from $1,670,000 cash and 725,000 shares of our common stock to $500,000 cash, a promissory note in the original principal amount of $1,170,000 and 725,000 shares of our common stock.

 The promissory note accrues interest on the outstanding principal daily at a rate of 8.25% per annum.  We are required to make payments of $150,000 on the principal of the note on September 30, 2005 and December 31, 2005.  The remaining principal balance will become due and payable on the date of maturity, March 15, 2006.  Interest payments are due monthly in arrears.  We may prepay all or any portion of the note at any time without penalty.

In the event of a default under the note, all of the principal and interest then outstanding will become immediately due and payable.  Events of default include the following:

•                    any failure by us to pay when due any amounts under the note, unless such failure is cured within 30 days;

•                    commencement of voluntary bankruptcy proceedings, the commencement of any other liquidation or winding up of our affairs, or an admission by us of our inability to pay our debts when due; and

•                    the levy of an attachment or the institution of execution proceedings against all or a substantial portion of our assets.

The foregoing discussion is only a summary and is qualified in its entirety by reference to the Second Amendment to Asset Purchase Agreement and the Promissory Note, which are included as Exhibits 2.1 and 4.1, respectively, to this current report on Form 8-K and are incorporated by reference in this Item.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 15, 2005, we completed an acquisition of assets pursuant to an Asset Purchase Agreement, as amended.  Please see the discussion contained in Item 1.01 of this current report.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 15, 2005, we issued a promissory note in the principal amount of $1,170,000 to MRS as partial consideration for the purchase of certain assets.  Please see the discussion of the promissory note contained in Item 1.01 of this current report.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As described in Item 1.01 of this current report, pursuant to the terms of the Asset Purchase Agreement, as amended, we issued 725,000 shares of our common stock to MRS on March 15, 2005 as partial consideration for the purchased assets.  This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Number	Title

2.1

Second Amendment to Asset Purchase Agreement dated as of March 15, 2005 by and between Vistula Communications Services, Inc., MRS Partners LLC, Manuel Vierra, Pepper Snyder, Steven Ziswasser, Seymour Ziswasser and Kirk Rossman.

	4.1	Promissory note issued on March 15, 2005 by Vistula Communications Services, Inc. to MRS Partners LLC.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: March 21, 2005	/s/ George R. Vaughn
George R. Vaughn
Chief Financial Officer

Exhibit Index

Number	Title
2.1

Second Amendment to Asset Purchase Agreement dated as of March 15, 2005 by and between Vistula Communications Services, Inc., MRS Partners LLC, Manuel Vierra, Pepper Snyder, Steven Ziswasser, Seymour Ziswasser and Kirk Rossman.

4.1	Promissory note issued on March 15, 2005 by Vistula Communications Services, Inc. to MRS Partners LLC.